SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

September 9, 2008

Community Trust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

<?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Kentucky	001-31220	61-0979818
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On September 7, 2008, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that FHFA was placing Fannie Mae and Freddie Mac under conservatorship and would eliminate dividends on Fannie Mae and Freddie Mac common and preferred stock. Community Trust Bancorp, Inc. (CTBI) believes that these government actions will adversely impact the value of certain securities held by CTBI.

At June 30, 2008, CTBI held $14.9 million of auction rate securities collateralized by Fannie Mae and Freddie Mac securities which had an unrealized loss of $0.5 million. In addition, CTBI expects to have financial responsibility with respect to an additional $1 million of auction rate securities. The impact of the above-described actions and concerns in the marketplace about the future value of Fannie Mae and Freddie Mac securities have caused the value of these investments to decrease materially.  It is unclear when and if the value of the investments will improve. Based on these developments, CTBI expects to record an other-than-temporary impairment charge to its income statement on these investments for the quarter ending September 30, 2008.

CTBI expects to remain “well-capitalized” under regulatory standards. The impact on CTBI’s capital ratios, assuming the investments are valued at zero and CTBI records a charge net of tax benefit of $10.3 million, would be as follows:

Capital Ratios:	As Reported by CTBI June 30, 2008	Pro Forma	Regulatory Threshold for Well-Capitalized
Tier 1 leverage	10.52%	10.18%	5.0%
Tier 1 risk-based	13.40%	13.04%	6.0%
Total risk-based	14.65%	14.29%	10.0%

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $2.9 billion, is headquartered in Pikeville, Kentucky and has 71 banking locations across eastern, northeast, central, and south central Kentucky, six banking locations in southern West Virginia, and five trust offices across Kentucky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: September 9, 2008	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer